UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2018

EQUITRANS MIDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 395-2688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equitrans Midstream Corporation (ETRN) today announced that Senior Vice President and Chief Administrative Officer Charlene Petrelli stepped down from her position, effective as of December 13, 2018.

Item 8.01.  Other Events.

ETRN intends to hold its first annual meeting of shareholders on June 11, 2019 at 9:00 a.m. Eastern Time (the 2019 Annual Meeting), at a location to be determined and specified in ETRN’s proxy statement. The record date for determination of shareholders entitled to vote at the 2019 Annual Meeting, and any adjournment thereof, will be the close of business on April 12, 2019.

ETRN shareholders who wish to have a proposal considered for inclusion in ETRN’s proxy materials for the 2019 Annual Meeting (the Proxy Materials) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must ensure that such proposal is received by ETRN’s Corporate Secretary at 625 Liberty Avenue, Suite 2000, Pittsburgh, Pennsylvania 15222 no later than the close of business on January 23, 2019, which ETRN has determined to be a reasonable time before it expects to begin to print and send the Proxy Materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Materials.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

	By:	/s/ Thomas F. Karam
	Name:	Thomas F. Karam
	Title:	President and Chief Executive Officer

Date: December 19, 2018